SECOND AMENDMENT to the MOOG INC. RETIREMENT SAVINGS PLAN (Restatement Effective October 1, 2016) WHEREAS, pursuant to Section 10.1 of the Moog Inc. Retirement Savings Plan (the “Plan”), Moog Inc. (the “Corporation”) reserved the right to amend the Plan; and WHEREAS, effective May 2, 2012, the Mid-America Aviation Profit Sharing 401(k) Plan (the “Mid-America Plan”) was merged into made part of the Plan and, in connection therewith, the Plan was amended to provide that the merger of the Mid-America Plan into the Plan would not impermissibly eliminate an optional form of benefit with respect to benefits accumulated under the before the transfer; and WHEREAS, the Corporation wishes to clarify the Plan’s provisions protecting certain optional forms of benefit with respect to amounts transferred from the Mid-America Plan, including the rights of Participants who accumulated benefits under the Mid-America Plan to make certain in-service withdrawals upon the attainment of age 55; NOW, THEREFORE, the Plan is hereby amended as follows: 1. Article 19 is hereby amended by adding the following new Section 19.6 at the end thereof: Section 19.6 Merger with the Mid-America Plan. (a) Prior Employee Deferral Account. With respect to the transfer of Mid-America Plan assets and liabilities described in Section 10.3(k), a former Mid-America Employee’s Elective Deferrals (as described in Section 4.1(a) of the Mid-America Plan) that were allocated to the former Mid-America Employee’s accounts under the Mid-America Plan will be allocated to, and held and invested in, a Prior Employee Deferral Account established and maintained for the former Mid-America Employee under this Plan. A former Mid-America Employee’s Prior Employee Deferral Account will be subject to the following terms and conditions: (i) Vesting. A former Mid-America Employee, at all times, will have a 100% nonforfeitable to right to the amounts allocated to and held in his or her Prior Employee Deferral Account.

This document does not contain Technical Data or Technology as defined in the ITAR Part 120.10 or EAR Part 772 (ii) Distributions and Withdrawals. Amounts allocated to a former Mid-America Employee’s Prior Employee Deferral Account generally will be subject to the distribution and withdrawal rules set forth in Article 5. Notwithstanding the foregoing, the following special distribution and withdrawal rules will apply to a former Mid-America Employee’s Prior Employee Deferral Account: (A) A former Mid-America Employee who has attained age 59½, but who has not incurred a Severance from Employment, may withdraw up to 100% of the value of his or her Prior Employee Deferral Account by request filed with the Plan Administrator. Withdrawals hereunder will be made pro rata from the investment funds in which the former Mid-America Employee’s Prior Employee Deferral Account is invested. A former Mid-America Employee may elect to make a withdrawal under this paragraph as of any current Valuation Date. The amount available for withdrawal will be based on the value of Prior Employee Deferral Account as of the Valuation Date. (B) For purposes of administering the Plan loan provisions of Section 5.14, a former Mid- America Employee’s Prior Employee Deferral Account will be available as a source for a Plan loan made to the former Mid-America Employee. (b) Prior Plan Rollover Account. With respect to the transfer of Mid-America Plan assets and liabilities described in Section 10.3(k), a former Mid-America Employee’s rollovers to the Mid-America Plan from other plans (as described in Section 4.12 of the Mid-America Plan) that were allocated to the former Mid-America Employee’s rollover account under the Mid-America Plan will be allocated to, and held and invested in, a Prior Plan Rollover Account established and maintained for the former Mid- America Employee under this Plan. A former Mid-America Employee’s Prior Plan Rollover Account will be subject to the following terms and conditions: (i) Vesting. A former Mid-America Employee, at all times, will have a 100% nonforfeitable to right to the amounts allocated to and held in his or her Prior Plan Rollover Account.

This document does not contain Technical Data or Technology as defined in the ITAR Part 120.10 or EAR Part 772 3 (ii) Distributions and Withdrawals. Amounts allocated to a former Mid-America Employee’s Prior Plan Rollover Account generally will be subject to the distribution and withdrawal rules set forth in Article 5. Notwithstanding the foregoing, the following special distribution and withdrawal rules will apply to a former Mid-America Employee’s Prior Plan Rollover Account: (A) A former Mid-America Employee who is on the payroll of a Company may elect to withdraw from his or her Prior Plan Rollover Account at any time. A former Mid-America Employee may elect to make a withdrawal under this paragraph as of any current Valuation Date. The amount available for withdrawal will be based on the value of the former Mid-America Employee’s Prior Plan Rollover Account as of the Valuation Date. Any withdrawal under this Section will be distributed to the former Mid-America Employee as soon as practicable following the Valuation Date used to determine the amount available for withdrawal. (B) For purposes of administering the Plan loan provisions of Section 5.14, a former Mid- America Employee’s Prior Employee Deferral Account will be available as a source for a Plan loan made to the former Mid-America Employee. (c) Prior Employer Profit Sharing Account. With respect to the transfer of Mid-America Plan assets and liabilities described in Section 10.3(k) – (1) A former Mid-America Employee’s ADP Test Safe Harbor Contribution (as described in Section 4.1(b) of the Mid-America Plan, including safe harbor non- elective and safe harbor match contributions) that were allocated to the former Mid-America Employee’s accounts under the Mid-America Plan, and (2) A former Mid-America Employee’s discretionary Nonelective Contributions (as described in Section 4.1(e) of the Mid-America Plan) that were allocated to the former Mid-America Employee’s accounts under the Mid-America Plan, will be allocated to, and held and invested in, a Prior Employer Profit Sharing Account (or a subaccount thereunder) established and maintained for the former Mid-America Employee under this

This document does not contain Technical Data or Technology as defined in the ITAR Part 120.10 or EAR Part 772 Plan. A former Mid-America Employee’s Prior Employer Profit Sharing Account will be subject to the following terms and conditions: (i) Vesting. A former Mid-America Employee, at all times, will have a 100% nonforfeitable to right to the amounts allocated to and held in his or her Prior Employer Profit Sharing Account. (ii) Distributions and Withdrawals. Amounts allocated to a former Mid-America Employee’s Prior Employer Profit Sharing Account generally will be subject to the distribution and withdrawal rules set forth in Article 5. Notwithstanding the foregoing, the following special distribution and withdrawal rules will apply to a former Mid-America Employee’s Prior Employer Profit Sharing Account: (A) Except for amounts attributable to safe harbor non-elective and safe harbor match contributions allocated to a former Mid-America Employee’s Prior Employer Profit Sharing Account, a former Mid-America Employee who has attained age 55, but who has not incurred a Severance from Employment, may withdraw up to 100% of the value of his or her Prior Employer Profit Sharing Account by request filed with the Plan Administrator. With respect to amounts attributable to safe harbor non-elective and safe harbor match contributions allocated to a former Mid-America Employee’s Prior Employer Profit Sharing Account, a former Mid-America Employee who has attained age 59½, but who has not incurred a Severance from Employment, by request filed with the Plan Administrator, may withdraw up to 100% of the value of the amounts attributable to safe harbor non- elective and safe harbor match contributions allocated to his or her Prior Employer Profit Sharing Account. Withdrawals hereunder will be made pro rata from the investment funds in which the former Mid-America Employee’s Prior Employer Profit Sharing Account is invested. A former Mid- America Employee may elect to make a withdrawal under this paragraph as of any current Valuation Date. The amount available for withdrawal will be based on the value of Prior Employer Profit Sharing Account as of the Valuation Date.

This document does not contain Technical Data or Technology as defined in the ITAR Part 120.10 or EAR Part 772 5 (B) For purposes of administering the Plan loan provisions of Section 5.14, a Mid- America Employee’s Prior Employer Profit Sharing Account will be available as a source for a Plan loan made to a Mid-America Employee. (d) Elimination of Form of Distribution. To the extent a Mid-America Employee retained the right to receive payment of any of his or her Mid-America Plan Accounts in the form of a joint and survivor annuity as described in Section 6.5 of the Mid-America Plan, the ability of a Mid-America Employee to receive any such payment in the form of such a joint and survivor annuity has been and will hereafter be eliminated as permitted by Treasury Regulations Section 1.411(d)-4, Q&A-2(e). To the extent that any provisions of this Amendment are inconsistent with Plan provisions, this Amendment will supersede the Plan. In all other respects, the Plan remains unchanged. MOOG INC. Dated: 11/20/2017 By: 031407.00096 Business 16277568v2